Safe Harbor Certain statements in this presentation may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Business Segments % of Revenue Q1 2005* *Includes 2.2% intra-company sales.

Market Segments % of Revenue Q1 2005

Global Sales % of Revenue Q1 2005* * bill to address

Major Customers - Q1 Major Customers - Q1

Enabling technologies Niche markets Acquisitions

Enabling Niche Markets

GSI Lumonics

	Industrial	Electronic	Medical	Semiconductor	Other
Position Control	Coordinate measure Position monitor	Test & measure Robotics Vision systems	Robotic surgery DNA testing Cancer screen	Wire bond Wafer handle Cassette load	Microscopy Printing Surveillance
Motion Control	Factory automation Machine control Process control	Hard disk writing PCB drilling Component place	Lab automation Analytic instruments	Wafer fabrication Wafer dice Test & repair	Navigation Scientific
Scan Motion	Marking Inspection	PCB circuits Inspection	Ophthalmology Medical imaging	Wafer mark Inspection	Printing Detection Scientific
Rotary Motion	Coating Machining	PCB drill/route Hard disc write		Ion implantation Wafer dice Wafer grind	Printing
Optics	Precision coatings			Super-fine flats Optical coating	Laser gyroscope
Lasers	Fuel injector weld Textile cut/mark Plastics cut/mark	Battery weld Sensor weld PCB mark	Defibrillator weld Device mark Pill mark	Wafer mark Package mark Wafer dice	Diamond processing Aerospace Scientific
Systems		Circuits PCB inspection		Memory yield Mixed signal fab Wafer mark	

©GSI LUMONICS 2005

Rotary Motion Data storage PCB drilling Industrial Market Synergies Motion control Data storage PCB Drilling Industrial

Acquisitions Complementary Cash Completed: DRC ($3M) Spectron ($6M) Westwind ($35M) MicroE ($55M) Accretive

Segment Revenues & Profits Revenues (US$ Millions) Profits* (US$ Millions) * Profit by segment is before taxes. We do not breakout non-operating items to the segment level.

Revenue Growth Revenue Growth (in a 12 month period, Q2'04 - Q1'05 vs. Q2'03 - Q1'04) As a % of revenues Organic $32M 14.4% Acquired* $69M 31.5% Total Revenue Growth $101M 45.9% * Product lines acquired since 1/1/2003.

Bookings & Backlog (US$ Millions) Bookings* Backlog** * This includes Westwind in Q4 '03 and MicroE in Q2 '04. * * This includes MicroE

2004 Estimates Units Sold 60 million 600 million 24 million 68 million 7 million 2005 Projection 79 million 650 million 32 million 68 million 14 million Laptops Mobile phones PDA's Digital cameras Flat panel displays Market Drivers* * Data from Industry Analysts.

The DRAM Players in 2004... Market Share 31% 16% 15% 14% 6% 5% 4% 4% 5% $B 8.34 4.24 4.09 3.85 1.53 1.23 1.17 1.16 1.3 Samsung Micron Hynix Infineon Elpida PSC ProMos Macronix Nanya, Inotera, SMIC, Etc. Source of Data: IC Insights, April 05 95% $25.6 B

Cash Flow & Gross Margin Cash Flow* (US Millions) Gross Margins * These cash flows are from operations, not overall company cash flows.

Selected Balance Sheet* Cash & Investments $87.3 Total Assets $374.1 NBV $303.2 Debt free *All values in $US millions as of April 1, 2005

Targeted Business Model* Q1 2005 Target Revenues Gross margin Engineering SG & A expenses Amortization Other Operating profit 100% 100% 35.4% 45% 10.0% 9% 23.7% 17% 2.7% 2% (1.3) % 17% 0.3% 0% *Targeted business model is based on revenues of $320 million.

GSI LUMONICS- Summary Enabling technologies Niche markets Acquisitions Strong balance sheet Cash flow